Labor Contract

Employer: Shaanxi Aoxing Pharmacy Co. Ltd Employee: Amei Zhang

Address: Chen Yangzhai, Xian yang Address: NO.13 xining Street xianyang City shaanxi province.

Legal Representative: Wang Ronghua ID Card: 610404197412270027

This Contract is signed on a mutuality voluntary basis by and between the following Employer and Employee in accordance with the Labor Law of People's Republic of China.

I.Term of the Contract:

1. The Employer agrees to employ Mr./Ms. Amei zhang (name) as COO (job title).

2. From today on, two parties signed the labor contract. And the relationship between two parties has been founded.

3. The term of this contract is for five years

4. The employee should offer the copy of ID., Diploma and professional title to the company. These are put on records and will not be returned after quitting the job.

II: Remuneration of Labor and Bonus

1. The employer carries out their salary regulations according to the national related rules and enterprise's management condition. Further more, the duty which employee undertake will be selected as the payment standard.

2. Employer will add the payment to the employee in view of his performance in working. If the employee doesn't meet the needs of standard, the employer will not give the promotion to payment.

3. The employer will give honor and material prize to those who made great contribution, obey the rules of company, the revolution in technique and so on.

4. The employer establish the year-end bonus according to the enterprise's profit situation, and the employee's duty, work performances and the working time in the company to give out the bonus and pensions.

5. The employee withdraws the earnest money according to the total wages each month with the valid contract. After the contract expired, the money withdrawn should be paid to the employee but if the employee violates the items （2）、（3）、（4）（5）, he will not get the money.

III. Working Hours & Rest & Vocation

1. The normal working hours of the employee shall be eight hours each day for an average of five days and a half per week, for an average of forty-four hours per week.

2. The employee is entitled to all legal holidays and other paid leaves of absence in accordance with the laws and regulations of the PRC and the company's work rules. If the employee is asked for extended working hours in legal holidays, he should be paid extra salary and the occupied holidays should be added.

IV: Arrangement and Education Training

1. The employer can arrange and adjust the employee's job according to the needs of work, and the employee should obey the arrangement and finish the assignment of the employee's.

2. The employer should provide the Employee with safety education and technique training; The employee to be engaged in specialized operations should receive specialized training and acquire qualifications for such special operations.

3. After training, two parties negotiate the term of service.

The employee shall pay the economic compensation to the employer if he violates the rules.

V: Labor Insurance & Welfare

In light of the special personnel structure of private –owner enterprises The employer will add pension insurance, unemployment insurance and medical insurance to the employee's salary according to the relevant government and city regulations, so all the insurances will be paid by employee instead of the company.

VI: Termination and Discharge of the Contract

1. The relevant clauses of the Contract may be discharged by the employer:

(1) The employer is being consolidated in the legal consolidation period on the brink of bankruptcy or the situation of business is seriously

in trouble, under such condition, it is required to reduce the employee.(in legal procedure)

（2）The employee does not meet the job requirements during the probationary period;

（3）The employee seriously violates disciplines or bylaws of the Employer;

（4）The employee seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Employer;

（5）The employee is being punished by physical labor for its misfeasance; The employee is being charged with criminal offences:

2. The relevant clauses of the Contract may be discharged by the employee:

（1）The employer does not supply the labor protection and labor stems accordance with the relevant clause in the Contract;

（2）The employer does not pay the remuneration of the employee accordance with the relevant clause in the Contract;

（3）The employer violates the relevant regulations of State for its terrible safe and health condition, which is harmful to the employee's health.

3. The Contract may be discharged by the employee by giving notice in written form 30(thirty) days in advance. Besides, the employee wants to resign and has received training provided by the employer, the

employee shall compensate for the training cost and the employee shall pay the economic compensation to the employer if he leaves his post without permission.

VII. Working Treatment and Labor Discipline

1. The employee has rights in politics, such as the management right, party and league organization right and the labor union right.

2. The employee shall comply with the management directions of the Employer and obey the bylaws and labor disciplines of the employer.

3. If the employee seriously violates disciplines or bylaws of the employer; the Employer shall have the right to give economic punishment or take disciplinary actions to the employee; The employee shall pay the economic compensation to the employer if the employee brings the loss to the enterprise.

4. The employee, who violates the relevant regulations of contract (corruption, ignorance of duty, bringing harm to others) will be punished .and the employer has the right to dismiss him. The loss brought by the employee will be undertaken by him in person.

5. The employee has the obligation to keep the secrets of business and intellectual property. During the period of the contract and quitting the job, the employee shouldn't let out the business to anyone. While leaving the company, the employee should hand in all the documents to the company.

6. The employee is ill with occupational disease or injured due to work, the employer should undertake the responsibility. On the contrary, it's the employee's responsibility.

VIII. Implement of contract

1. The term of this contract is from 1st July 2007 to 1st July 2012 and shall commence on that day when it is signed.

2. There are two copies. Each party owns one copy.

Employer:

Date: 2007.7.1

Employee:

Date: 2007.7.1